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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        August 12, 2002

MICROVISION, INC.
(Exact name of registrant as specified in its charter)

Washington	0-21221	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
19910 North Creek Parkway Bothell, Washington		98011
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code:        (425) 415-6847

Item 5. Other Events.

        Microvision, Inc. (the "Company") announced that Walter Lack has been elected chairman of the Company's Board of Directors, Stephen Willey, the Company's executive vice president has been promoted to President with Richard Rutkowski continuing to serve as Chief Executive Officer and Richard Raisig has resigned as a director of the Company and remains the Company's Chief Financial Officer. The President and Chief Operating Officer will continue to report to the Chief Executive Officer.

Item 7. Financial Statements and Exhibits.

  c)
  Exhibits.

          99.1  Company press release dated August 12, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.
	By:	/s/ RICHARD F. RUTKOWSKI Richard F. Rutkowski Chief Executive Officer
Date: August 12, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES